Exhibit 3.1

CORPORATE ACCESS NUMBER: 2015092279

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

GIBSON ENERGY ULC

IS THE RESULT OF AN AMALGAMATION FILED ON 2010/01/01.

BUSINESS CORPORATIONS ACT

Alberta		Articles of Amalgamation

1.	Name of Amalgamated Corporation

GIBSON ENERGY ULC

2.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

One class of shares, to be designated as “Common Shares”, in an unlimited number.

3.	Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.	Number, or minimum and maximum number of directors:

Not less than 1 director and not more than 7 directors.

5.	If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s):

None.

6.	Other provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.	Name of Amalgamating Corporations		Corporate Access Number
	Gibson Energy ULC		2014429811
	1507483 Alberta ULC		2015074830

4.	DATE	SIGNATURE	TITLE
RICHARD G. TAYLOR
	January 1, 2010	/s/ Richard G. Taylor	EXECUTIVE VICE PRESIDENT, FINANCE
& C.F.O.

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

JAN 01 2010

MLS

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

JAN 01 2010

MLS

SCHEDULE OF OTHER PROVISIONS

1.               The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.               Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.               The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.               The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

5.               The liability of each of the shareholders of the Unlimited Liability Corporation, for any liability, act or default of the Unlimited Liability Corporation, is unlimited in extent and joint and several in nature.

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

JAN 01 2010

MLS

Articles of Amalgamation

For

GIBSON ENERGY ULC

Share Structure:		ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON SHARES”, IN AN UNLIMITED NUMBER.

Share Transfers Restrictions:		THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:

Min Number of Directors:		1

Max Number of Directors:		7

Business Restricted To:		NONE.

Business Restricted From:		NONE.

Other Provisions:		THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

	Registration Authorized By:	CAROLYN E. SIMPSON
SOLICITOR

Amalgamate Alberta Corporation - Registration Statement

Alberta Registration Date: 2010/01/01

Corporate Access Number: 2015092279

Service Request Number:	14086299
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	GIBSON ENERGY ULC
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	4500, 855 - 2ND STREET S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K7

RECORDS ADDRESS
Street:
Legal Description:
City:
Province:
Postal Code:

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON

SHARES”, IN AN UNLIMITED NUMBER.
Share Tansfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2010/01/01

Director

Last Name:	GOMKE
First Name:	TERRY
Middle Name:	W.
Street/Box Number:	1700, 440 - 2ND AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 5E9
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	HANLON
First Name:	A.
Middle Name:	STEWART
Street/Box Number:	1700, 440 - 2ND AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 5E9
Country:
Resident Canadian:	Y

Named On Stat Dec:

Last Name:	TAYLOR
First Name:	RICHARD
Middle Name:	G.
Street/Box Number:	1700, 440 - 2ND AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 5E9
Country:
Resident Canadian:	Y
Named On Stat Dec:	Y

Last Name:	WARD
First Name:	ANDREW
Middle Name:	W.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:
Named On Stat Dec:

Last Name:	TICHIO
First Name:	ROBERT
Middle Name:	M.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:
Named On Stat Dec:

Last Name:	LAPEYRE, JR.
First Name:	PIERRE
Middle Name:	F.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019

Country:
Resident Canadian:
Named On Stat Dec:

Last Name:	LEUSCHEN
First Name:	DAVID
Middle Name:	M.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:
Named On Stat Dec:

Amalgamating Corporation

Corporate Access Number	Legal Entity Name
2014429811	GIBSON ENERGY ULC
2015074830	1507483 ALBERTA ULC

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2010/01/01
Statutory Declaration	10000601000210551	2010/01/01
Restrictions on Share Transfers	ELECTRONIC	2010/01/01

Registration Authorized By:	CAROLYN E. SIMPSON
SOLICITOR

STATUTORY DECLARATION

CANADA	)

IN THE MATTER of the amalgamation of Gibson Energy ULC and 1507483 Alberta ULC as Gibson Energy ULC (the “Amalgamated Corporation”) pursuant to Section 184(1) of the Business Corporations Act (Alberta).

)
PROVINCE OF ALBERTA	)
)
JUDICIAL DISTRICT OF CALGARY	)
)
)

I, Richard G. Taylor, of the City of Calgary, in the Province of Alberta, DO SOLEMNLY DECLARE THAT:

1.                                       I will be a Director of the Amalgamated Corporation and as such have full and complete knowledge of the matters herein set forth and contained.

2.                                       There are reasonable grounds for believing that:

(i)                                     the Amalgamated Corporation will be able to pay its liabilities as they become due;

(ii)                                  the realizable value of the Amalgamated Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(iii)                               no creditor will be prejudiced by the amalgamation.

And I make this solemn declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath, and by the virtue of the Canada Evidence Act.

DECLARED BEFORE ME at the City of Calgary, in the Province of Alberta this 23rd day of December, 2009.	)
)
)
/s/ Sean M. Wilson	) )	/s/ Richard G. Taylor
A COMMISSIONER FOR OATHS / NOTARY PUBLIC in and for the Province of Alberta	)	RICHARD G. TAYLOR
)

Sean M. Wilson	REGISTERED ON
Barrister and Solicitor	THE ALBERTA REGISTRIES
CORES SYSTEM

JAN 01 2010

MLS